Board of Directors
Virtuallot, Inc.
5016 Adelaide Court
Winnemucca, Nevada 89445

Ladies and Gentlemen:

     As counsel for Virtuallot, Inc., a Nevada corporation ("Company"), you Have requested our firm to render this opinion in connection with the Registration statement of the Company on Form SB-2 filed under the Securities Act of 1933, as amended ("Act"), with the Securities and Exchange Commission Relating to the registration of the resale of 2,030,000 shares of Company Common Stock ("Registration Statement").

     We are familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to uses originals, the conformity to original documents of all documents presented toes as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

     Based upon all the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

2. The shares being registered for resale pursuant to the Registration Statement are validly issued and outstanding, fully paid and non-assessable.

     We consent to the use in the registration statement of the reference to Black, Stith & Argyle, P.C. Under the heading "Legal matters." The Company with all applicable provisions of the Act conditions upon the Registration Statement being declared effective and upon compliance this opinion and such state securities rules, regulations and laws as may be applicable.

Very truly yours,

/s/ Black, Stith & Argyle, P.C.
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Black, Stith & Argyle, P.C.
Salt Lake City, Utah